FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Integrated Ventures, Inc. Entity or Nevada Business Identification Number (NVID): E0163072011-0
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 780209
3. Filing Date:	Filing date of document which correction is being made: 4/14/2023
4. Description:	Description of inaccuracy or defect: The Certificate of Change erroneously references a change in the number of shares of Series A Preferred Stock and Series B Preferred Stock; See attached Exhibit A for entire description.
5. Correction:	Correction of inaccuracy or defect: The Corporation is authorized to issue 1,000,000 shares of Series A Preferred, par value $0.001 per share; See attached Exhibit A for entire correction.
6. Signature: (Required)	X ____________________ Signature ________ Date

This form must be accompanied by appropriate fees.

Exhibit A

4. Description of inaccuracy or defect:

The Certificate of Change erroneously references a change in the number of shares of Series A Preferred Stock and Series B Preferred Stock; only the number of shares of Common Stock is being changed.

5. Correction of inaccuracy or defect:

The Corporation is authorized to issue 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share; 1,000,000 shares of Series B Preferred Stock, par value $0.001 per share Following the effectiveness of the Certificate of Change, as corrected, the Corporation is authorized to issue 6,000,000 shares of common stock, par value $0.001 per share.